Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC USA 20549

Re: Henix Resources, Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated December 1, 2008, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

MANNING ELLIOTT LLP

Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 3, 2008